UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 12, 2004

TOR Minerals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On November 12 2004, TOR Minerals International, Inc. issued a press release announcing that the Company's President and Chief Executive Officer, Richard Bowers, is scheduled to speak at the Southwestern Showcase on Wednesday, November 17th at 8:30 am Central time. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)

Exhibits.
99.1 Press Release, dated November 12, 2004, announcing that the Company's President and Chief Executive Officer, Richard Bowers, is scheduled to speak at the Southwestern Showcase on Wednesday, November 17th at 8:30 am Central time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: November 12, 2004	RICHARD BOWERS
Richard Bowers President and CEO

Date: November 12, 2004	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX
Exhibit No.	Description
99.1

Press Release, dated November 12, 2004, announcing that the Company's President and Chief Executive Officer, Richard Bowers, is scheduled to speak at the Southwestern Showcase on Wednesday, November 17th at 8:30 am Central time.

Exhibit 99.1

TOR MINERALS INTERNATIONAL TO PRESENT AT

THE SOUTHWESTERN SHOWCASE

Corpus Christi, Texas Nov. 12, 2004 - TOR Minerals (Nasdaq:TORM), producer of natural titanium dioxide pigments and specialty aluminas today announced that the Company's President and Chief Executive Officer, Richard Bowers, is scheduled to speak at the Southwestern Showcase on Wednesday, November 17th at 8:30 am Central time. An audio web cast of the presentation will be available at on the conference website at www.southwesternshowcase.comn

Approximately 30 leading public companies will be presenting at the Southwestern Showcase, scheduled for November 17th and 18th at the Westin Stonebriar Resort in Frisco, TX (a suburb of Dallas). Analysts and portfolio managers who wish to attend the presentation should contact Dave Mossberg at 817-459-2346 or dmossberg@beaconstreetgroup.com to request additional information.

Based in Corpus Christi, Texas, TOR Minerals manufactures pigments in Texas, Malaysia, and the Netherlands which are marketed worldwide

Contact for Further Information:

David Mossberg

Beacon Street Group Investor Relations

(817) 459-2346